WILLIAMS INDUSTRIES, INCORPORATED
                      8624 J.D. Reading Drive
                     Manassas, Virginia 20109

            NOTICE OF ANNUAL MEETING TO SHAREHOLDERS
                  To Be Held November 10, 2001


To the Shareholders of
Williams Industries, Incorporated:

The Annual Meeting of the Shareholders of Williams Industries, Incorporated will be held at the Ernst Community Center of Northern Virginia Community College, 8333 Little River Turnpike, Fairfax, Virginia, (Route 236 at the intersection of Wakefield Chapel Road, just west of the Intersection of Interstate 495 and Route 236) at 10:00 A.M. on November 10, 2001 for the following purposes:


(1) To elect six directors to serve until the next Annual Meeting or until their successors are elected and qualified.

(2) To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

Only shareholders of record at the close of business on September 21, 2001 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. A list of such shareholders of record will be available at the Company's executive offices for inspection by shareholders for a period of at least ten days prior to the Annual Meeting. You are urged to execute the enclosed proxy and return it in the accompanying envelope at your earliest convenience. Such action will not affect your right to vote in person should you find it possible to attend the meeting.



                         By Order of the Board of Directors


                         /s/ Marianne V. Pastor
                         Marianne V. Pastor
                         Secretary

                   WILLIAMS INDUSTRIES, INCORPORATED
                        8624 J. D. Reading Drive
                        Manassas, Virginia 20109

                     ANNUAL MEETING OF SHAREHOLDERS
                      To be Held November 10, 2001

                           PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders of Williams Industries, Incorporated (the "Company"), to be held at the Ernst Community Center of Northern Virginia Community College, 8333 Little River Turnpike, Fairfax, Virginia, (Route 236 at the intersection of Wakefield Chapel Road, just west of the intersection of Interstate 495 and Route 236) at 10:00 A.M. on Saturday, November 10, 2001, and at all adjournments thereof. It is anticipated that this proxy material will be mailed to shareholders on or about October 10, 2001.


     The solicitation of the proxy accompanying this statement is being made by the management of the Company, and the cost of solicitation will be borne by the Company. The solicitation may be made by mail, telephone or oral communication with shareholders. The Annual Report to Shareholders for the Fiscal Year ended July 31, 2001 accompanies this proxy statement. Additional copies of the Annual Report may be obtained by writing to the Secretary of the Company at P.O. Box 1770, Manassas, Virginia 20108. The financial statements for the period ending July 31, 2001, included in the Annual Report to Shareholders, were audited by Aronson, Fetridge & Weigle, the Company's current independent certified public accountants. It is anticipated that representatives of Aronson, Fetridge & Weigle will be present at the Annual Meeting and will be given the opportunity to make a statement and respond to questions.

     A proxy for use at the Annual Meeting is enclosed. Any shareholder who executes and delivers such proxy has the right to revoke it at any time before it is exercised, by filing with the Secretary of the Company either an instrument revoking it or a duly executed proxy bearing a later date. In addition, the powers of the proxy holder will be suspended if the person executing the proxy is present at the meeting and elects to vote in person.

     The only outstanding voting security of the Company is its Common Stock, $.10 par value, of which there were issued and outstanding 3,601,196 shares on September 19, 2001, which is the record date for the purpose of determining the shareholders entitled to notice of and to vote at the Annual Meeting. With the possible exception of the election of directors, each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock outstanding in the shareholder's name on the books of the Company as of the record date. While the Company's Articles of Incorporation provide for cumulative voting in an election of directors, the Virginia Code provides that shares otherwise entitled to vote cumulatively not be voted cumulatively at a particular meeting unless the meeting notice or proxy statement states conspicuously that cumulative voting is authorized; or unless a shareholder gives notice to the secretary of the corporation not less than 48 hours before the time set for the meeting of his intent to cumulate his votes during the meeting. Cumulative voting means that the shareholders are entitled to multiply the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and cast the product for a single candidate or distribute the product among two or more candidates. If one shareholder gives his notice, all other shareholders are entitled to cumulate their vote. The Company does not intend that there be cumulative voting at the meeting, but in the event cumulative voting should be instituted by a shareholder, the Company's proxy holders will use their discretion in voting any unmarked proxies. All marked proxies will be voted for nominees as directed in the proxy, but marked proxies may not authorize voting more than one vote per nominee.


PROPOSAL I - ELECTION OF DIRECTORS

Nominees

     The Board of Directors has fixed the number of directors to be elected at the Annual Meeting at six, each to hold office until the next Annual Meeting and until the director's successor shall be elected and qualified. The Company has no standing nominating committee; the Board of Directors chooses management's nominees.

     The Company's transfer agent will be appointed to tabulate shares present, in person or by proxy, and to tabulate votes. Abstentions will be counted as present at the meeting and will be recorded as abstentions. They will not be recorded as votes either for or against the nominees. So long as a quorum (a majority of the outstanding shares) is present, directors will be elected by plurality vote; i.e., the six nominees receiving the most votes will be elected. Thus, neither a vote against nor an abstention will have any effect on the outcome of the election of directors; only votes for a nominee will have any such effect. Generally, shares held of record by a broker or other nominee for the benefit of a beneficial owner may only be voted by that broker or nominee, and if the broker or nominee does not vote the shares, the shares will not be tabulated as present or voting at the meeting. However, as provided by Virginia law, the Company may, but is not required to, accept the vote of a beneficial owner upon presentation of evidence acceptable to the Company that the voter is indeed the beneficial owner of the shares. The following table sets forth information concerning the nominees:

Nominees

Name                           Age   Position with the Company  Elected

Frank E. Williams, III (1)      42   President, Chairman of the     1991
                     (2) (4)         Board, Chief Financial Officer
Frank E. Williams, Jr. (l) (2)  67   None                           1970
William C. Howlett  (2)(3)(4)   74   None                           1986
R. Bentley Offutt (3)(4)        63   None                           1994
Stephen N. Ashman  (3)          53   None                           1998
William J. Sim  (3)             56   None                           1998


(1) Frank E. Williams, Jr. may be considered a "control person" of the Company, as the term control is defined by the rules of the Securities and Exchange Commission. Mr. Williams, III is the son of Mr. Williams, Jr.

(2) Member of standing Executive Committee. This committee, which acts on behalf of the Board in situations where Board action is necessary but not obtainable on short notice and if such action is authorized by applicable law, met five times during the year and also met as a "committee of the whole" with other board members present either in person or by conference call twice during the year.

(3) Member of standing Audit Committee. Mr. Ashman is chairman of this committee. This committee, which met four times during the past fiscal year, consults with and recommends the Company's independent auditors and provides recommendations to the Board concerning the Company's accounting procedures.

(4) Member of standing Compensation Committee. Mr. Howlett is chairman of this committee, which met two times during the last fiscal year, sets the compensation for the President and establishes guidelines, to be implemented within the President's discretion, for the compensation of other officers.


The Nominees have had the following principal occupations or employment for at least the past five years:

Mr. Williams, III has held the position of Chairman of the Board and President since November 1994. On September 8, 1994, he was elected Chief Financial Officer. He was elected as a vice president of the Corporation in 1991. For more than five years prior thereto he was an officer of various Company subsidiaries and remains an officer and/or director of several subsidiaries.

Mr. Williams, Jr., until November 1994, was the Chairman of the Board and President of Williams Industries, Inc. He is a founder and Chairman of the Williams and Beasley Company; the Chairman of the Board of Williams Enterprises of Georgia, Inc.; and the principal owner of Structural Concrete Products, LLC; all organizations that are not otherwise affiliated with Williams Industries, Inc.

Mr. Howlett is employed by Sugar Oak Corporation, a real estate management and investment company in the Greater Metropolitan Washington area and the Midwest. Prior to that time, he was the president of a local area metals' fabrication firm for 30 years. At one time, Mr. Howlett was an officer of a company subsidiary.

Mr. Offutt is the founder and president of Offutt Securities, Inc., a Baltimore investment research firm specializing in high growth companies with market capitalizations in a range of $60 million to $1 billion. Mr. Offutt has worked in institutional research for more than 25 years.

Mr. Ashman is a principal with SAS advisors, an area consulting firm. Prior to its sale in November 1998, he was the president, CEO and a director of Capital Bank, N.A. He is active in a number of community organizations and is a board member of five community groups.

Mr. Sim is the Senior Vice President for Power Delivery of Potomac Electric Power Company (PEPCO) of Washington, D. C., a position he
recently assumed.   Prior to that time, he held other upper management
positions with PEPCO from 1977, with the period from 1988 to 1991 being spent as the President and COO of American Energy and American Recovery Corporation, a division of Potomac Capital Investment Corporation, a non-regulated subsidiary of PEPCO. Mr. Sim is also active in a number of business and civic organizations, as well as being a registered professional engineer.



THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF DIRECTORS OF THE NOMINEES NAMED ABOVE




       Further Information Concerning the Board of Directors

     During the past fiscal year, the Board of Directors held five regular meetings and three special meetings by conference call. The majority of the directors attended all of the board meetings during the fiscal year and at least four directors were present at each meeting or conference call. Numerous subcommittee meetings, involving individual directors in different capacities, were also held.


Executive Officers

     The executive officers of the Company serve at the discretion of the Board and presently include: Frank E. Williams, III, Chairman of the Board, Chief Executive Officer, and Chief Financial Officer.


Compliance with Section 16 of the Securities Exchange Act of 1934, as amended

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and holders of 10% or more of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. The Company believes that all reports required pursuant to Section 16(a) with respect to the 2001 fiscal year were timely filed. All reports are current as of this filing.

Corporate Governance and Other Matters

     The Board of Directors selects the nominees for directors. The Company's bylaws also permit shareholders eligible to vote at the Annual Meeting to make nominations for directors, through written notice no later than 60 days prior to the date of the anniversary of the immediately preceding annual meeting, to the Secretary of the Company. The bylaws also permit shareholders to propose other business to be brought before an annual meeting, provided that such proposals are made pursuant to the same timely notice in writing to the Secretary of the Company. No such nominations or proposals have been received in connection with the Annual Meeting.



                     BENEFICIAL OWNERSHIP OF SHARES

     The following table sets forth information regarding ownership, as of September 19, 2001 of the Common Stock of the Company by: (1) each person known by the Company to own beneficially more than 5 percent of the Common Stock; (2) each director; (3) each nominee for director; and
(4) all officers and directors as a group. Except as noted, the persons listed possess all ownership rights attached to the shares opposite their name, including the right to vote and dispose of the shares.


Directors:

Beneficial Owner              Number of Shares      Percentage of Class

Frank E. Williams, Jr.          1,510,730 (l)(4)           40.45% (1)
Frank E. Williams,  III         1,006,399 (2)(4)           26.95  (2)
William C. Howlett                 41,780 (4)               1.12
R. Bentley Offutt                  36,660 (3)(4)            0.98
Stephen N. Ashman                  21,160 (4)               0.57
William J. Sim                     18,160 (4)               0.49
Officers and Directors as       ---------                 -------
   a group (11 persons)         1,690,918                  46.25%


(1) Includes 158,705 shares owned by his wife, as to which Mr. Williams, Jr. disclaims beneficial ownership; 569,546 shares owned or controlled by the Williams Family Limited Partnership of which the Williams Family Corporation (of which Mr. Williams, Jr. is the President and controlling person) is the General Partner; 75,900 shares from the estate of F. Everett Williams of which Mr. Williams, Jr. is executor; 3,000 shares as trustee for a minor child; 338,300 shares held by Williams Enterprises of Georgia, Inc., of which Mr. Williams, Jr. is the controlling person; and 1,000 shares held by the Williams Family Foundation, a charitable organization exempt under Section 501(c)(3) of the Internal Revenue code of 1986. The Foundation's purpose is to use and apply its income and principal assets exclusively for charitable, scientific, literary, and educational purposes. Mr. Williams, Jr. is a trustee of the Foundation and votes the stock. The business address of Mr. Williams, Jr. is 2789-B Hartland Road, Falls Church, Virginia 22043.

(2) Includes 569,546 shares owned or controlled by the Williams Family Limited Partnership, duplicative of the shares listed for Mr. Williams, Jr., but included here because Mr. Williams, III, has a beneficial interest in these shares; 338,300 shares held by Williams Enterprises of Georgia and duplicative of those reported for Mr. Williams, Jr. because Mr. Williams, III, has a beneficial interest in the shares; 304 shares owned by his wife to which Mr. Williams, III, disclaims beneficial interest, and 3,000 shares held in trust for his minor child. Mr. Williams, III, is also a trustee of the Williams Family Foundation.

(3) Includes 25,000 shares owned by his wife, as to which Mr. Offutt disclaims beneficial ownership.

(4) Includes options granted to directors.

Based on research of records of the Securities and Exchange Commission and on information from Vickers Stock Research Corporation, the Company believes that there are no additional holders with more than a five percent position in the Company's stock at this time.


EXECUTIVE OFFICERS AND DIRECTORS COMPENSATION

General

The following table sets forth the total annual compensation paid or accrued by the Company to or for the account of Mr. Frank E. Williams,
III, the Company's Chief Executive Officer.   Mr. Williams, III, has no
employment contracts, termination of employment or change-in-control arrangements, pension plans, options (other than those disclosed herein) or any long term incentive arrangements with the Company. Mr. Williams, III, as do other eligible employees, participates in the Company's 401(k) plan, which provides for Company contributions.



SUMMARY COMPENSATION TABLE

Annual Compensation


Name and            Year            Annual  Compensation
Principal Position        ---------------------------------------------
                           Salary     Other        Bonus      Long-Term
------------------  ----  --------   --------     --------    ---------
Frank E.            2001  $136,223   $10,490(1)   $43,480(5)  $10,710(2)
Williams, III       2000  $131,349    $9,290(1)   $78,788(3)  $12,530(4)
Chief Executive     1999  $125,048    $6,175(1)   $56,800(5)  $42,630(6)
Officer


(1)  Includes car allowance and directors' meeting fees.
(2) Mr. Williams, III, was granted options for 3,500 shares of Williams Industries' stock at $3.06 per share.
(3) Includes payment, with interest, of bonus money owed by a subsidiary for 1991 when Mr. Williams, III, was the subsidiary president.
(4) Mr. Williams, III, was granted options for 3,500 shares of Williams Industries' stock at $3.58 per share.
(5)  Accrued, but unpaid.
(6) Mr. Williams, III, was granted options for 10,000 shares of Williams Industries' stock at $4.263 per share.


Directors' Fees

The Company's "outside" directors are compensated $650 per month for serving as directors; $250 per meeting attended in person; $100 per telephone meeting; $200 per committee meeting attended; and a stock grant of restricted stock equal to $600 per month to be calculated monthly using the current share price at the end of the month with the shares to be accumulated and transferred once a year in January. The Chairman of the Audit Committee receives an additional stipend of $500 per month and other committee chairs receive $50 per month. Mr. Williams, III, is considered to be an "insider" and does not receive the compensation previously noted. All directors are reimbursed traveling expenses incurred in connection with meetings, with five such meetings normally being held each year.

Compensation Committee Report

Pursuant to rules adopted by the Securities and Exchange Commission designed to enhance disclosure of public companies' policies toward executive compensation, set forth below is a report submitted by the Company's Compensation Committee (the Committee) addressing the Company's compensation policies with respect to executive officers.

The Compensation Committee consists of William C. Howlett, Chairman, R. Bentley Offutt, and Frank E. Williams, III. The Compensation Committee is responsible for establishing and administering the policies that govern annual compensation, bonuses, stock options and all other forms of compensation for corporate executive officers. In November of each year, salaries are discussed in committee, changes are recommended to the Board, and voted on by the Board for the forthcoming calendar year.

The Committee structures executive compensation in a manner designed to provide competitive levels of compensation and to assist the Company in attracting and retaining qualified executives. Compensation is a direct result of the company's performance and therefore can be said to be performance driven. The Committee calculates executive compensation, including bonuses, with a specific formula based on the Company's
results.   Certain thresholds have to be achieved prior to the
authorization for any bonus. The Committee is generally familiar with executive compensation paid in the Washington, D.C. metropolitan area, but has not made a detailed comparison of the Company's executive compensation as compared to other companies in the area or the industry. The Committee recommends executive compensation to the full Board of Directors, which considers substantially the same factors as the Committee in determining whether to approve its recommendations.


/s/ William C. Howlett, Chairman
/s/ R. Bentley Offutt
/s/ Frank E. Williams, III


    Compensation Committee Interlocks and Insider Participation

Mr. Williams, III is a director and the Chief Executive Officer of the Company. Mr. H. Arthur Williams, the president of a Company subsidiary, is the brother of Mr. Williams, III, and the son of Mr. Frank E. Williams, Jr., a Company director. The Williams family is considered to be a "control group" of the Company, as the term control is defined by the Securities and Exchange Commission.

Certain Transactions

Mr. Williams, Jr., a director of the Company, also owns a controlling or substantial interest in the outstanding stock of Williams Enterprises of Georgia, Inc., Williams and Beasley Company, and Structural Concrete Products, LLC. Each of these entities did business with the Company during Fiscal 2001. Net billings to these entities were $1,320,000 for the year ended July 31, 2001. Mr. Williams, Jr. is a former director of Concrete Structures, Inc. (CSI), a former subsidiary of the Company.
CSI is operating under the supervision of the U.S. Bankruptcy Court for the Eastern District of Virginia. During the year ended July 31, 2001, the Company agreed to accept approximately $130,000 as full and final payment on a note receivable from CSI. Since the note was fully reserved, this amount was recognized as Other Income during the year.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of three outside directors. Its primary function is to oversee the Company's system of internal controls, financial reporting practices and audits to determine that their quality, integrity and objectivity are sufficient to protect stockholder interests. Each member of the Committee is an independent director as defined by the National Association of Securities Dealers (NASD) rules. The committee has adopted a writer charter, which has been approved by the Board of Directors, and which is set forth in Appendix A of this Proxy Statement.

The Audit Committee, either in person or by conference call, met four times during Fiscal 2001 to review the overall audit scope, plans and results of the independent auditors, the Company's internal controls, emerging accounting issues, expenses, and audit fees. The Committee met separately without management present and with the independent auditors to discuss the audit. The Committee reviewed the Company's annual financial statements prior to issuance. Audit Committee findings are reported to the full Board of Directors.

Aronson, Fetridge & Weigle, the Company's independent auditor for 2001, is responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles. The Committee has discussed with Aronson, Fetridge & Weigle the matters that are required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). Aronson, Fetridge & Weigle has provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with Aronson, Fetridge & Weigle that firm's independence. The Committee is satisfied that Aronson, Fetridge & Weigle does not currently provide any non-audit services to the company.

The Audit Committee is satisfied that the internal control system is adequate and that the Company employs appropriate accounting and auditing procedures. Based on these considerations, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for 2001. The foregoing report is provided by the following independent directors, who constitute the Audit Committee:


/s/ Stephen N. Ashman, Chairman
/s/ William C. Howlett
/s/ William J. Sim


                       INDEPENDENT AUDITORS

     Aronson, Fetridge & Weigle served as the Company's independent certified public accountants during the year ended July 31, 2001 and performed the audit for that year. In order to assure that the Company's audit fees are competitive and consistent with necessary services, the Company's audit committee reviews proposals from independent certified public accounting firms, including Aronson, Fetridge & Weigle, seeking to serve as the Company's independent auditors. Representatives of Aronson, Fetridge & Weigle, are expected to be present at the Annual Meeting, will have the opportunity to make a statement and to respond to appropriate questions from stockholders.

Audit Fees.   The aggregate fees to be paid to by Aronson, Fetridge &
Weigle for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended July 31, 2001 (the "2001 fiscal year") and the reviews of the financial statements included in the Company's Form 10-Q's for the 2001 fiscal year will total approximately $75,000.

Financial Information Systems Design and Implementation Fees. There were no fees billed for professional services related to financial information systems design and implementation by Aronson, Fetridge and Weigle for the 2001 fiscal year.

All Other Fees. The total aggregate fee that will be billed for services rendered by Aronson, Fetridge & Weigle, including statutory audits and other regulatory compliance reporting, will be the $75,000 Audit Fee shown in the prior item in this section.

Prior Auditors.   On November 16, 1999, the Company notified Deloitte &
Touche LLP (Deloitte) that it was terminating Deloitte as the Company's
principal independent certifying accountant.   Neither of Deloitte's
reports on the Company's financial statements for the past two fiscal years contained an adverse opinion or disclaimer of opinion, nor was either of such reports qualified as to uncertainty, audit scope or accounting principles. The decision to change accountants was recommended by the Company's Audit Committee and approved by the full Board of Directors. During the Company's two most recent fiscal years and the subsequent interim period preceding Deloitte's dismissal, there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Deloitte's satisfaction, would have caused Deloitte to make a reference to the subject matter of the disagreements in connection with its reports. The Company engaged Aronson, Fetridge & Weigle of Rockville, Maryland, on November 18, 1999 to be its principal independent certifying accountant.


OTHER MATTERS

     No business other than that set forth above is expected to come before the Annual Meeting or any adjournment thereof. Should other business properly come before the meeting or any adjournment thereof, the proxy holders will vote upon the same, according to their discretion and best judgment.


COMMON STOCK PERFORMANCE

     The following chart compares the value of $100 invested on August 1, 1996 in the Company's common stock, the Russell 2000 index and a peer group Index consisting of the common stocks issued by four companies selected by management. The Russell 2000 index represents a broad market group which management believes more nearly represents the Company's market capitalization than the Nasdaq Composite Index in which the Company participates. The Peer Group was chosen as the nearest practicable representative peer group of companies that meet Securities and Exchange Commission requirements. However, management believes that the Company's mix of products and services over the period represented was unique in the heavy construction industry, with no other publicly traded company being truly comparable.


[Chart is not able to be displayed on the EDGAR system]


                                    Year Ended July 31:

                       1996    1997    1998    1999    2000     2001
                      ------  ------  ------  ------  ------  ------
Williams Industries   100.00  142.00  109.50   93.75   68.75   97.50
Peer Group            100.00   97.86  157.12  157.68  143.31  231.63
Russell 2000 Index    100.00  133.37  136.45  145.05  162.90  157.78


The broad market index chosen was the Russell 2000 Index.

The peer group was made up of the following companies:  Granite
Construction Inc.; Meadow Valley Corporation; Perini Corporation; and Schuff Steel Company.

Source:   Media General Financial Services
          P.O. Box 85333
          Richmond, Virginia 23293
          Phone: 804-446-7922
          FAX:      804-649-6826


     SHAREHOLDER PROPOSALS

Any shareholder of the Company who wishes to present a proposal to be considered at the next Annual Meeting of Shareholders and who wishes to have the proposal presented in the Company's Proxy Statement for such meeting must deliver such proposal in writing to the Company's principal executive offices not later than June 14, 2002. If the shareholder does not want the proposal presented in the Company's proxy, the Company's By-Laws provide that a proposal for consideration at the annual meeting must be submitted to the Company by written notice at least sixty days prior to the anniversary date of the preceding meeting or not later than September 10, 2002.


     MISCELLANEOUS

The management of the Company knows of no matters to be presented at the meeting other than the election of directors. However, if other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their judgments on such matters, and discretionary authority to do so is included in the proxy.



     AT THE WRITTEN REQUEST OF ANY RECORD HOLDER OF THE COMMON STOCK ON THE RECORD DATE, SEPTEMBER 21, 2001, OR OF ANY BENEFICIAL HOLDER OF SUCH SHARES ON SUCH DATE WHO MAKES A GOOD FAITH REPRESENTATION THAT SUCH SHAREHOLDER WAS SUCH A BENEFICIAL HOLDER, THE COMPANY WILL SUPPLY TO SUCH A SHAREHOLDER A COPY OF THE COMPANY'S FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED JULY 31, 2001. PLEASE ADDRESS ALL REQUESTS TO WILLIAMS INDUSTRIES, INCORPORATED, P.O. BOX 1770, MANASSAS, VIRGINIA 20108.

APPENDIX A



                               CHARTER

                  WILLIAMS INDUSTRIES, INCORPORATED
              AUDIT COMMITTEE OF THE BOARD OF DIRECTORS


I.  PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting
processes generally.   Consistent with this function, the Audit
Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures and practices at
all levels.   The Audit Committee's primary duties and responsibilities
are to:

     * Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

     * Review and appraise the audit efforts of the Corporation's independent accountants and internal auditors.

     * Provide an open avenue of communication among independent accountants, financial and senior management, the internal auditors, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.


II.  COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related
financial management expertise.   Committee members may enhance their
familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.


III.  MEETINGS

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the internal auditors and the independent accountants in separate executive sessions to discuss any matters that the Committee or
each of these groups believe should be discussed privately.   In
addition, the Committee, or at least its Chair, should meet with the independent accountants and management quarterly to review the Corporation's financial statements consistent with IV.4. below.


IV.   RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties, the Audit Committee shall:

Documents/Reports Review

1. Review and update this Charter periodically, and at least annually, as conditions dictate.

2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3. Review the regular internal reports to management prepared by the internal auditors and management's response.

4. Review, with financial management and the independent accountants, the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.


Independent Accountants

5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall obtain a formal written statement, and review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence, recognizing the independent accountants' ultimate responsibility to the Board of Directors and the Audit Committee, as representatives of the shareholders. As the shareholders' representative, the Audit Committee shall have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the independent accountants (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement).

6. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7. Periodically consult with the independent accountants, out of the presence of management, about internal controls and the fullness and accuracy of the organization's financial statements.


Financial Reporting Process

8. In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

9. Consider the independent accountant's judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

10. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices, as suggested by the independent accountants, management, or the internal auditors.


Process Improvement

11. Establish regular and separate systems of reporting to the Audit Committee by management, the independent accountants, and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.

12. Following completion of the annual audit, review separately with management, the independent accountants and the internal auditors, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

13. Review any significant disagreement among management and the independent accountants or the internal auditors in connection with the preparation of the financial statements.

14. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.